                                                                      Exhibit 11

Computation of per share earnings

                                                          Year Ended October 31
                                                       1995       1994      1993
                                                       ----       ----      ----
                                                   (in thousands, except per-share data)
Primary
-------
    Average shares outstanding                        15,381    15,146     15,012
    Net effect of dilutive stock options -
         based on the treasury stock
         method using average market price               201       181         84

                                                      ------    ------     ------
                    Total                             15,582    15,327     15,096
                                                      ======    ======     ======

    Income from continuing operations                $30,383   $19,619    $14,015
    Preferred stock dividends and adjustments         (2,084)   (2,097)    (2,109)

                                                     --------  --------   --------
    Income applicable to common stock                $28,299   $17,522    $11,906
                                                     ========  ========   ========
    Per share amount                                   $1.82     $1.14      $.079
                                                     ========  ========   ========

    Net income                                       $30,383   $25,081    $14,015
    Preferred stock dividends and adjustments         (2,084)   (2,097)    (2,109)

                                                     --------  --------   --------
    Income applicable to common stock                $28,299   $22,984    $11,906
                                                     ========  ========   ========
    Per share amount                                   $1.82     $1.50      $0.79
                                                     ========  ========   ========



Fully Diluted
-------------
    Average shares outstanding                        15,381    15,146     15,012
    Net effect of dilutive stock options -
          based on the treasury stock
          method using the year end price, if
          higher than average market price               202       266        104
    Common share equivalents:
          Series B Preferred                           1,302     1,308      1,316

                                                     --------  --------   --------
                          Total                       16,885    16,720     16,432
                                                     ========  ========   ========

   Income from continuing operations                 $30,383   $19,619    $14,015
   Preferred stock (Series C) dividends
        and adjustments                                    0         0          0
   Preferred stock (Series B) dividends
        rate adjustment                               (1,420)   (1,474)    (1,512)

                                                     --------  --------   --------
   Income applicable to common stock                 $28,963   $18,145    $12,503
                                                     ========  ========   ========
   Per share amount                                    $1.72     $1.09      $0.76
                                                     ========  ========   ========

   Net income                                        $30,383   $25,081    $14,015
   Preferred stock (Series B) dividends
        rate adjustment                               (1,420)   (1,474)    (1,512)

                                                     --------  --------   --------
   Income applicable to common stock                 $28,963   $23,607    $12,503
                                                     ========  ========   ========
   Per share amount                                    $1.72     $1.41      $0.76
                                                     ========  ========   ========


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